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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)           December 14, 1998


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                       PROLONG INTERNATIONAL CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Nevada                   000-22803                    74-2234246
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(State or Other Jurisdiction       (Commission                (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)


      6 Thomas, Irvine, California                                 92618
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(Address of Principal Executive Offices)                         (Zip Code)


    Registrant's telephone number, including area code        (949) 587-2700


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                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.    Other Events

     On December 7, 1998, Prolong International Corporation, a Nevada corporation (the "Company"), filed a Current Report on Form 8-K (File No. 001-14123, the "Current Report") that disclosed, among other things, pending litigation filed by Michael Walczak et al., on behalf of themselves and other similarly situated shareholders of EPL Pro-Long, Inc. ("EPL"), in the U.S. District Court in San Diego, California (the "Court") against the Company, its wholly-owned operating subsidiary Prolong Super Lubricants, Inc. ("PSL"), EPL and each of their respective former and current officers and directors. The Current Report is incorporated herein by this reference. On December 14, 1998, the Court held a hearing on whether a preliminary injunction should be issued in connection with this matter. At such hearing, the Court ordered a further hearing on December 30, 1998 regarding the issuance of a preliminary injunction. In addition, the Court ordered certain discovery and further briefing regarding the issuance of a preliminary injunction to be completed prior to the hearing on December 30, 1998. The Company and PSL and their respective current officers and directors continue to believe that there is no merit to the plaintiffs' claims as to any of the defendants and plan to vigorously defend against such claims.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROLONG INTERNATIONAL CORPORATION


Date:  December 29, 1998               By:    /s/  Nicholas Rosier
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                                                   Nicholas Rosier
                                                   Chief Financial Officer